EXHIBIT 3.1h

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

FOR THE

SERIES I CONVERTIBLE PREFERRED STOCK

AND

SERIES J CONVERTIBLE PREFERRED STOCK

OF

PURESAFE WATER SYSTEMS, INC.

The undersigned, the President of Puresafe Water Systems, Inc., a Delaware corporation (the "Coporation"), in accordance with the provisions of Section 151(g) the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the following resolution creating  the Series I Convertible Preferred Stock and the Series J Convertible Preferred Stock, was duly adopted on April 9, 2015:

RESOLVED, that, pursuant to authority expressly vested in it by the Certificate of Incorporation, the Board of Directors hereby approves (1) the designation and issuance of the Series I Convertible Preferred Stock (the “Series I Preferred Stock”) and (2) the designation and issuance of the Series J Convertible Preferred Stock (the “Series J Preferred Stock”), which series shall have the following powers, designations, preferences and relative, participating, optional or other rights and the following qualifications, limitations or restrictions thereof as set forth in Exhibit I, for the Series I Preferred Stock, and Exhibit II, for the Series J Preferred Stock:

EXHIBIT I

SERIES I CONVERTIBLE PREFERRED STOCK TERMS

Section 1.

Designation, Amount and Par Value.

 The series of preferred stock shall be designated as the Series I Convertible Preferred Stock (the “Series I Preferred Stock”), and the number of shares so designated and authorized shall be five hundred (500).  Each share of Series I Preferred Stock shall have a par value of $0.00001 per share and a stated value of $1,000.00 per share (the “Stated Value”).

Section 2.

Distributions.

So long as any shares of Series I Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of ninety percent (90%) of the shares of Series I Preferred Stock then outstanding (the “Requisite Holders”), (a) redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), (b) directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, or (c) set aside any monies to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

The sale, conveyance or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph.  The merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall not be deemed to be an event of liquidation, dissolution or winding up, if the holders of the Series I Preferred Stock outstanding upon the effectiveness of such merger or combination, receive for each share of Series I Preferred Stock one share of preference stock of the resulting or surviving corporation, which share of preferred stock will have rights and privileges roughly equivalent to the rights and privileges of the Series I Preferred Stock.

Section 2a.

Dividends.

Holders of Series I Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall accrue, annually in arrears at December 31 of each year, commencing on the Issuance Date, cumulative dividends on the Series I Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to five percent (5%) per annum on the Stated Value, payable at the option of the Company in cash or common stock valued at the average of the closing trade prices per share of the sixty (60) trading days of the calendar year.  The Holder of the Series I Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series A Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

Section 3.

Voting Rights; Negative Covenants.

Subject to the ownership limitation set forth in Section 5 (c) below, the Series I Preferred Stock shall have the right to vote together with holders of Common Stock, on an as “converted basis”, on any matter that the Company’s shareholders may be entitled to vote on, either by written consent or by proxy.   So long as any shares of Series I Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series I Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series I Preferred Stock, (d) increase the authorized or designated number of shares of Series I Preferred Stock, (e) issue any additional shares of Series I Preferred Stock (including the reissuance of any shares of Series I Preferred Stock converted for Common Stock), (f)  issue any Senior Securities, or (g) enter into any agreement with respect to the foregoing.

Section 4.

Liquidation.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or a Sale (as defined below) (a “Liquidation”), the holders of the Series I Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series I Preferred Stock an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series I Preferred Stock shall be distributed among the holders of Series I Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder of Series I Preferred Stock.  A “Sale” shall mean a sale of the majority of assets, a merger (other than where the Company is the surviving entity) or consolidation by the Company with another corporation or other entity.

Section 5.

Conversion.

(a) Conversion at Option of Holder.Subject to the ownership limitation set forth in Section 5 (c) below, at the option of the Holder, at any time and from time to time after the issuance of the Series I Preferred Stock, the shares of Series I Preferred Stock shall be convertible into shares of Common Stock by dividing the aggregate Stated Value of the number of shares of Series I Preferred Stock to be converted by $0.002 (“Conversion Ratio”) on the principal market as reported by the reporting service.  To effect a conversion of Converted Shares, the Holder must deliver or fax an executed Notice of Conversion in the form attached hereto as Exhibit A (“Notice of Conversion”) to the Company, Attn: President, as provided in this Paragraph.  The Notice of Conversion shall be executed by the Holder of one or more shares of Series I Preferred Stock (such Holder, a “Converting Holder”) and shall indicate such Holder’s intention to convert the specific number of Converted Shares, representing all or a portion of the Holder’s shares of Series I Preferred Stock.  The date of conversion (the “Conversion Date”) shall be deemed to be the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company, provided that, if the Notice of Conversion represents the conversion of all of the then Unconverted Preferred Stock of the Holder, the Holder must deliver to the Company the certificate or certificates representing all of the Holder’s Series I Preferred Stock no later than five (5) Trading Days thereafter.  Each Conversion Notice shall specify the number of shares of Series I Preferred Stock to be converted, the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice (the “Conversion Date”).  If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is delivered pursuant to this Section 5(a).

(b) Not later than five (5) Trading Days after a Conversion Date, the Company will deliver to the Holder  a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of shares of Series I Preferred Stock.  The Company shall, upon request of the Holder, use reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(c) The Holder may not convert the Series I Preferred Stock to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock  in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Note are convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of Note that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder.  The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(d) Conversion in Bankruptcy.  The Holder of any Series I Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Series I Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Holder’s right to convert the Series I Preferred Stock.  The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

(e)  If at any time conditions shall arise by reason of action taken by the Company which in the reasonable opinion of the Board of Directors are not adequately covered by the other provisions hereof and which would be reasonably expected to adversely affect the rights of the holders of Series I Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions would be reasonably expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the adverse effects of such action on the rights of the holders of Series I Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Series I Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series I Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Series I Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser.  The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

(f) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series I Preferred Stock, as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Series I Preferred Stock, not less than 100% of such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 6 upon the conversion of all outstanding shares of Series I Preferred Stock hereunder).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

Section 6.  Adjustments to Conversion Ratio.

(a)

The Conversion Ratio shall be subject to adjustment from time to time as follows:

(i)

Sale.   If, for as long as any shares of Series I Preferred Stock remain outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity and, if an entity different from the successor or surviving entity, the entity whose capital stock or assets the holders of Common Stock of the Company are entitled to receive as a result of such transaction,  expressly assume the obligations of the Company hereunder.  Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the  Series I Preferred Stock may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation or transfer by a Holder of the number of shares of Common Stock into which then outstanding shares of  Series I Preferred Stock might have been converted immediately before such merger, consolidation or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.  In the event of any such proposed Sale, the Holder hereof shall have the right to convert all of any of the outstanding Series I Preferred Stock by delivering a Notice of Conversion to the Company within 15 days of receipt of notice of such Sale from the Company.

(ii)

Spin Off.  If, for as long as any shares of Series I Preferred Stock remain outstanding  the Company consummates a spin off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Company, in addition to or in lieu of any other compensation received by the Company for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Company shall cause to be reserved Spin Off Securities equal to the number thereof which would have been issued to all Holders had all shares of Series I Preferred Stock outstanding on the record date (the “Record Date”), for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (such outstanding shares of Series I Preferred Stock, the “Outstanding Preferred Stock”), if all Shares of Series I Preferred Stock had been converted as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Securities”);

(iii).

Stock Splits, etc.  If, at any time while any shares of Series I Preferred Stock remain outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Ratio and any other amounts calculated as contemplated by this Certificate of Designations shall be equitably adjusted to reflect such action.  By way of illustration, and not in limitation, of the foregoing (a) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Conversion Ratio shall be adjusted to equal one-half of what it had been calculated to be immediately prior to such split; (b) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Conversion Ratio shall be adjusted to equal ten times what it had been calculated to be immediately prior to such split; and (c) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Ratio shall be adjusted to equal such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

(iv).

Notice of Adjustments.Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Series I Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any Holder of Series I Preferred Stock, furnish to such Holder a like certificate setting forth (a) such adjustment or readjustment, (b) the Conversion Ratio in effect at the time and (c) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series I Preferred Stock.

Section 7. Status as Stockholder.

Upon submission of a Notice of Conversion by a Holder of Series I Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a Holder of such converted shares of Series I Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designations.

Section 8. Rank of Series.

For proposes of this Certificate of Designation, the shares of Series I Preferred Stock shall rank junior to any stock of all other series of preferred stock currently issued, as to liquidation, winding up, or dissolution, as applicable, in preference or priority to the holders of such other class or classes.

Section 9.  Definitions.

For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Common Stock” means the common stock, $.001 par value per share, of the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Issuance Date” means the date printed on the certificate(s) evidencing the issuance of the Series I Preferred Stock.

“Holder” means a registered holder of a share or shares of Series I Preferred Stock.

“Junior Securities” means the Common Stock.

“Liquidation Preference” means, with respect to a share of Series I Preferred Stock, an amount equal to the Stated Value thereof.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Senior Securities” means each class or series of capital stock of the Company authorized prior to the original filing of this Certificate of Designations that, by its terms, is senior to the Series I Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices)

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the registered holder

to convert shares of Series I Preferred Stock)

The undersigned hereby elects, in accordance with the terms and conditions of the Certificate of Designation, to convert the number of shares of Series I Preferred Stock indicated below, into shares of Common Stock, par value $0.00001 per share (the “Common Stock”), of PureSafe Water Systems, Inc. (the “Company”), as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

Conversion calculations:

______________________________________________________

Date to effect conversion

______________________________________________________

Number of shares of Series ____  Preferred Stock to be converted

______________________________________________________

Number of shares of Common Stock to be issued

______________________________________________________

Applicable conversion price

______________________________________________________

Name of Holder

______________________________________________________

______________________________________________________

Address of Holder

__________________________________

Authorized Signature

EXHIBIT II

SERIES J CONVERTIBLE PREFERRED STOCK TERMS

Section 1. Designation, Amount and Par Value.

The series of preferred stock shall be designated as the Series J Convertible Preferred Stock (the “Series J Preferred Stock”), and the number of shares so designated and authorized shall be five hundred (500).  Each share of Series J Preferred Stock shall have a par value of $0.00001 per share and a stated value of $1,000.00 per share (the “Stated Value”).

Section 2. Distributions.

So long as any shares of Series J Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the Holders of ninety percent (90%) of the shares of Series J Preferred Stock then outstanding (the “Requisite Holders”), (a) redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), (b) directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, or (c) set aside any monies to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

The sale, conveyance or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph.  The merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall not be deemed to be an event of liquidation, dissolution or winding up, if the holders of the Series J Preferred Stock outstanding upon the effectiveness of such merger or combination, receive for each share of Series J Preferred Stock one share of preference stock of the resulting or surviving corporation, which share of preferred stock will have rights and privileges roughly equivalent to the rights and privileges of the Series J Preferred Stock.

Section 2a. Dividends.

Holders of Series J Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall accrue, annually in arrears at December 31 of each year, commencing on the Issuance Date, cumulative dividends on the Series J Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to five percent (5%) per annum on the Stated Value, payable at the option of the Company in cash or common stock valued at the average of the closing trade prices per share of the sixty (60) trading days of the calendar year.  The Holder of the Series J Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Series A Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date.

Section 3.  Voting Rights; Negative Covenants.

Subject to the ownership limitation set forth in Section 5 (c) below, the Series J Preferred Stock shall have the right to vote together with holders of Common Stock, on an as “converted basis”, on any matter that the Company’s shareholders may be entitled to vote on, either by written consent or by proxy.   So long as any shares of Series J Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Requisite Holders, (a) alter or change adversely the powers, preferences or rights given to the Series J Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders of the Series J Preferred Stock, (d) increase the authorized or designated number of shares of Series J Preferred Stock, (e) issue any additional shares of Series J Preferred Stock (including the reissuance of any shares of Series J Preferred Stock converted for Common Stock), (f)  issue any Senior Securities, or (g) enter into any agreement with respect to the foregoing.

Section 4. Liquidation.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or a Sale (as defined below) (a “Liquidation”), the holders of the Series J Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series J Preferred Stock an amount equal to the Stated Value, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series J Preferred Stock shall be distributed among the holders of Series J Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder of Series J Preferred Stock.  A “Sale” shall mean a sale of the majority of assets, a merger (other than where the Company is the surviving entity) or consolidation by the Company with another corporation or other entity.

Section 5. Conversion.

(a) Conversion at Option of Holder.  Subject to the ownership limitation set forth in Section 5 (c) below, at the option of the Holder, at any time and from time to time after the issuance of the Series J Preferred Stock, the shares of Series J Preferred Stock shall be convertible into shares of Common Stock by dividing the aggregate Stated Value of the number of shares of Series J Preferred Stock to be converted by $0.0005 (“Conversion Ratio”) on the principal market as reported by the reporting service.  To effect a conversion of Converted Shares, the Holder must deliver or fax an executed Notice of Conversion in the form attached hereto as Exhibit A (“Notice of Conversion”) to the Company, Attn: President, as provided in this Paragraph.  The Notice of Conversion shall be executed by the Holder of one or more shares of Series J Preferred Stock (such Holder, a “Converting Holder”) and shall indicate such Holder’s intention to convert the specific number of Converted Shares, representing all or a portion of the Holder’s shares of Series J Preferred Stock.  The date of conversion (the “Conversion Date”) shall be deemed to be the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company, provided that, if the Notice of Conversion represents the conversion of all of the then Unconverted Preferred Stock of the Holder, the Holder must deliver to the Company the certificate or certificates representing all of the Holder’s Series J Preferred Stock no later than five (5) Trading Days thereafter.  Each Conversion Notice shall specify the number of shares of Series J Preferred Stock to be converted, the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice (the “Conversion Date”).  If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is delivered pursuant to this Section 5(a).

(b) Not later than five (5) Trading Days after a Conversion Date, the Company will deliver to the Holder  a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of shares of Series J Preferred Stock.  The Company shall, upon request of the Holder, use reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(c)

The Holder may not convert the Series J Preferred Stock to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock  in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Note are convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of Note that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder.  The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(d) Conversion in Bankruptcy.  The Holder of any Series J Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Series J Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of such Holder’s right to convert the Series J Preferred Stock.  The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

(e) If at any time conditions shall arise by reason of action taken by the Company which in the reasonable opinion of the Board of Directors are not adequately covered by the other provisions hereof and which would be reasonably expected to adversely affect the rights of the holders of Series J Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions would be reasonably expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the adverse effects of such action on the rights of the holders of Series J Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Series J Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series J Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Series J Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser.  The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

(f) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series J Preferred Stock, as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the holders of Series J Preferred Stock, not less than 100% of such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 6 upon the conversion of all outstanding shares of Series J Preferred Stock hereunder).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

Section 6.  Adjustments to Conversion Ratio.

(a)

The Conversion Ratio shall be subject to adjustment from time to time as follows:

(i)

Sale.   If, for as long as any shares of Series J Preferred Stock remain outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity and, if an entity different from the successor or surviving entity, the entity whose capital stock or assets the holders of Common Stock of the Company are entitled to receive as a result of such transaction,  expressly assume the obligations of the Company hereunder.  Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the  Series J Preferred Stock may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation or transfer by a Holder of the number of shares of Common Stock into which then outstanding shares of  Series J Preferred Stock might have been converted immediately before such merger, consolidation or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.  In the event of any such proposed Sale, the Holder hereof shall have the right to convert all of any of the outstanding Series J Preferred Stock by delivering a Notice of Conversion to the Company within 15 days of receipt of notice of such Sale from the Company.

(ii)

Spin Off.  If, for as long as any shares of Series J Preferred Stock remain outstanding  the Company consummates a spin off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Company, in addition to or in lieu of any other compensation received by the Company for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Company shall cause to be reserved Spin Off Securities equal to the number thereof which would have been issued to all Holders had all shares of Series J Preferred Stock outstanding on the record date (the “Record Date”), for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (such outstanding shares of Series J Preferred Stock, the “Outstanding Preferred Stock”), if all Shares of Series J Preferred Stock had been converted as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Securities”);

(iii).

Stock Splits, etc.  If, at any time while any shares of Series J Preferred Stock remain outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Ratio and any other amounts calculated as contemplated by this Certificate of Designations shall be equitably adjusted to reflect such action.  By way of illustration, and not in limitation, of the foregoing (a) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Conversion Ratio shall be adjusted to equal one-half of what it had been calculated to be immediately prior to such split; (b) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Conversion Ratio shall be adjusted to equal ten times what it had been calculated to be immediately prior to such split; and (c) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Ratio shall be adjusted to equal such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

(iv).

Notice of Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Series J Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any Holder of Series J Preferred Stock, furnish to such Holder a like certificate setting forth (a) such adjustment or readjustment, (b) the Conversion Ratio in effect at the time and (c) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series J Preferred Stock.

Section 7. Status as Stockholder.

Upon submission of a Notice of Conversion by a Holder of Series J Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a Holder of such converted shares of Series J Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designations.

Section 8. Rank of Series.

For proposes of this Certificate of Designation, the shares of Series J Preferred Stock shall rank junior to any stock of all other series of preferred stock currently issued, as to liquidation, winding up, or dissolution, as applicable, in preference or priority to the holders of such other class or classes.

Section 9.  Definitions.

For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Common Stock” means the common stock, $.001 par value per share, of the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Issuance Date” means the date printed on the certificate(s) evidencing the issuance of the Series J Preferred Stock.

“Holder” means a registered holder of a share or shares of Series J Preferred Stock.

“Junior Securities” means the Common Stock.

“Liquidation Preference” means, with respect to a share of Series J Preferred Stock, an amount equal to the Stated Value thereof.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Senior Securities” means each class or series of capital stock of the Company authorized prior to the original filing of this Certificate of Designations that, by its terms, is senior to the Series J Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices)

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the registered holder

to convert shares of Series J Preferred Stock)

The undersigned hereby elects, in accordance with the terms and conditions of the Certificate of Designation, to convert the number of shares of Series J Preferred Stock indicated below, into shares of Common Stock, par value $0.00001 per share (the “Common Stock”), of PureSafe Water Systems, Inc. (the “Company”), as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

Conversion calculations:

______________________________________________________

Date to effect conversion

______________________________________________________

Number of shares of Series ____  Preferred Stock to be converted

______________________________________________________

Number of shares of Common Stock to be issued

______________________________________________________

Applicable conversion price

______________________________________________________

Name of Holder

______________________________________________________

______________________________________________________

Address of Holder

__________________________________

Authorized Signature

IN WITNESS WHEREOF, the undersigned being the President of the Corporation, has hereunto signed this Certificate of Designations this 9th day of April, 2015.

/s/ Stephen Hicks

Stephen Hicks, President